UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2007

Thomas Weisel Partners Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street
San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 364-2500

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On September 30, 2007, Thomas Weisel Partners Group, Inc. (referred to herein as “Thomas Weisel Partners” or “Registrant”) and its wholly-owned subsidiary TWP Acquisition Company (Canada), Inc. entered into an Arrangement Agreement (the “Arrangement Agreement”) with Westwind Capital Corporation and a shareholders’ representative acting for the shareholders of Westwind Capital Corporation which provides for the acquisition of Westwind Capital Corporation by Thomas Weisel Partners for an aggregate purchase price of approximately $146.7 million, of which, as described further in Exhibit 2.1 to this current report on Form 8-K, $45 million would be paid in cash and the remaining amount would be paid in the form of an aggregate of 7,009,112 shares of common stock of Thomas Weisel Partners and exchangeable shares of TWP Acquisition Company (Canada), Inc. (which would be exchangeable on a one-for-one basis for shares of common stock of Thomas Weisel Partners). Westwind Capital Corporation is the holding company of Westwind Partners, an investments banking and brokerage firm headquartered in Toronto, with additional offices in Montreal, Calgary and London.

The closing of the acquisition contemplated by the Arrangement Agreement is subject to certain terms and conditions contained therein, including, without limitation, approval by Thomas Weisel Partners’ shareholders of the issuance of shares of common stock of Thomas Weisel Partners in connection with the acquisition, approval by Westwind Capital Corporation shareholders of the acquisition and receipt of U.S., Canadian and other governmental approvals. The acquisition would be completed through a plan of arrangement under the Ontario Business Corporations Act.

The description of the Arrangement Agreement is qualified in its entirety by reference to the Arrangement Agreement, a copy of which is filed herewith as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

In accordance with the terms of the Arrangement Agreement, and subject to the terms and conditions contained therein, TWP Acquisition Company (Canada), Inc. would acquire all of the outstanding common shares and Class A common shares of Westwind Capital Corporation in exchange for the aggregate purchase price described above in Item 1.01. Each exchangeable share issued in connection with the plan of arrangement would be substantially the economic equivalent of a share of Thomas Weisel Partners common stock and would be exchangeable at any time on a one-for-one basis for a share of Thomas Weisel Partners common stock. In addition, each holder of an exchangeable share would, through a trust agreement and a single share of Thomas Weisel Partners special voting preferred stock, effectively have the ability to cast votes along with holders of Thomas Weisel Partners common stock.

The shares of Thomas Weisel Partners common stock and exchangeable shares to be issued to shareholders of Westwind Capital Corporation in connection with the plan of arrangement are expected to be issued in reliance upon an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance and exchange of securities approved after a public hearing upon the fairness and conditions of the exchange. Westwind Capital Corporation intends to apply for an order from the Ontario Superior Court of Justice (Commercial List) approving the plan of arrangement and in connection therewith, the court would be authorized to conduct a hearing to determine the fairness of the terms and conditions of the plan of arrangement, including the proposed issuance of securities in exchange for other outstanding securities.

The share of Thomas Weisel Partners special voting preferred stock would be issued to the trustee under the trust agreement in exchange for $0.01 in a transaction exemption from registration provided by Section 4(2) of the Securities At.

Item 7.01     Regulation FD Disclosure.

On October 1, 2007, Thomas Weisel Partners issued a press release announcing that it had entered into an agreement to acquire Westwind Partners and host a conference call for analysts, investors and others on the morning of October 1, 2007 regarding the transaction. A copy of that press release is furnished herewith as Exhibit 99.1 to this current report on Form 8-K and contains information on how to access and listen to the conference call.

In addition, Thomas Weisel Partners is announcing that it will be conducting presentations to individual institutional investors regarding the transaction with Westwind Partners during the week of October 1-5, 2007 and thereafter. A copy of the presentation materials to be utilized during these presentations will be made available on the “Investor Relations/Webcasts” section of the Thomas Weisel Partners’ website at www.tweisel.com on October 1, 2007 concurrently with the beginning of these presentations. These materials will be removed from the website after a period following the conclusion of these presentations.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished pursuant to this Item 7.01 shall not be deemed to constitute an admission that such information is required to be furnished pursuant to Regulation FD or that such information or exhibits contains material information that is not otherwise publicly available. In addition, Thomas Weisel Partners does not assume any obligation to update such information in the future.

In connection with the proposed transaction, Thomas Weisel Partners will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF THOMAS WEISEL PARTNERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available (i) by calling Investor Relations at 415-364-2500, (ii) by going to the Investor Relations section of www.tweisel.com or (iii) by mailing a request to Thomas Weisel Partners, Investor Relations, One Montgomery Street, San Francisco, CA 94104. In addition, documents filed with the SEC by Thomas Weisel Partners are available free of charge at the SEC’s web site at www.sec.gov.

Thomas Weisel Partners and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Thomas Weisel Partners in connection with the proposed transaction. Information regarding Thomas Weisel Partners’ directors and executive officers is available in Thomas Weisel Partners’ Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 16, 2007, and its proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 12, 2007. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Thomas Weisel Partners as described above. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01 Exhibits.

(d) Exhibits.

2.1 Arrangement Agreement dated as of September 30, 2007.

In addition, the following exhibit is furnished as part of this Current Report on Form 8-K:

99.1 Press release of Thomas Weisel Partners dated October 1, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.

Date: October 1, 2007	By:	/s/ David Baylor
		Name:	David Baylor
		Title:	Chief Operating Officer and CFO